UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2023
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.    Costs Associated with Exit or Disposal Activities.
On November 15, 2023, the Board of Directors of Post Holdings, Inc. (the “Company”) delegated to management of the Company the authority to determine whether to close the Company’s cereal manufacturing facility in Lancaster, Ohio (the “Facility”), and on November 29, 2023, management of the Company made the decision to close the Facility, reflecting the Company’s need to reduce capacity in its cereal production network. The Company will engage in discussions with the union representing the hourly employees at the Facility to determine the impact to terms and conditions of employment for the unionized workers. The Facility has approximately 200 employees, and the Company communicated the Facility closure to potentially affected employees on November 29, 2023. The transfer of production capabilities to other Company locations and closure of the Facility is currently expected to be completed by the end of September 2024.
The Company currently expects to incur pre-tax charges of approximately $49 to $55 million in connection with the transfer of production capabilities to other Company locations and closure of the Facility. Components of the pre-tax charges include cash charges of approximately $15 to $19 million in severance, pension, outplacement, hiring, training and related expenses and approximately $2 to $4 million in Facility closure expenditures, and non-cash charges of approximately $32 million for accelerated depreciation expense. The Company expects these charges to be fully incurred in fiscal year 2024. Completion of the transfer and start-up of production at other Company locations is estimated to require capital expenditures of approximately $20 million. As a result of the transfer of production capabilities to other Company locations and closure of the Facility, the Company expects to achieve annual cost savings of approximately $23 to $25 million, starting in fiscal year 2025.
A copy of the press release announcing the Facility closure is attached hereto as Exhibit 99.1 and incorporated herein by reference.
This Item 2.05, including Exhibit 99.1 incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions elsewhere in this Item 2.05, including Exhibit 99.1 incorporated by reference herein. Such forward-looking statements include the expected timing of the closure of the Facility, the expected amount and timing of charges associated with the closure, the expected amount of capital expenditures associated with completion of the transfer and start-up of production at other Company locations and the expected amount of annual costs savings. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. All information included in this Item 2.05, including Exhibit 99.1 incorporated by reference herein, is presented as of the date of this Current Report on Form 8-K and represents the Company’s judgment as of the date of this Current Report on Form 8-K, and the Company does not undertake any obligation to correct or update such information in the future.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 1, 2023
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2023	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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